Exhibit 10.21

From:

Mark Wadhwa and Timothy Robinson

(“MWTR”)

For and on behalf of the Issuer(s)

Mark Wadhwa

Timothy Joicey Robinson

Marshall Street Regeneration Limited

The Vinyl Factory Limited

Fineyork Limited

Brighton Seafront Regeneration Limited

and

Vinyl Factory Torstrasse 1 Berlin S.à.r.l

To:

Soho Works Limited

(“SWL”)

Dated: 3 March 2023

Dear SWL,

Amendment to the £40,000,000 Facility Agreement

We refer to the £40,000,000 facility agreement entered into on 29 September 2017 (as previously amended on 11 March 2022) between the Issuer(s) as referred to above and SWL (the “Facility Agreement”).

The Issuer(s) as referred to above agrees, in respect of the £17,294,535 portion of the Loan previously drawn down by SWL, to the extension of clause 1.2 “Repayment Date” from 6 years to 7 years as shown in the below schedule subject to internal approvals and the following Condition Subsequent to be entered into by the Issuer(s) as referred to above and SWL:

•
Security over Chattels Agreement in the form attached relating to the schedule of Fixtures and Fittings.

Save to extent that it is amended by this letter, the Facility Agreement shall continue in full force and shall be deemed to operate as though the amendment made by this letter were incorporated in the Facility Agreement. In all other respects, the parties confirm the terms of the Original Agreement.

The Issuer(s) referred to above will agree to extend clause 1.2 “Repayment Date” from 6 years to 7 years as shown in the below schedule and if the internal approval is not met an alternative loan structure will be approved by the Issuer(s) referred to above.

SIGNED BY

/s/ Mark Wadhwa

Mark Wadhwa

/s/ Timothy Robinson

Timothy Robinson

For and on behalf of the Issuer(s) – Mark Wadhwa, Timothy Joicey Robinson, Marshall Street Regeneration Limited, The Vinyl Factory Limited, Fineyork Limited, Brighton Seafront Regeneration Limited and Vinyl Factory Torstrasse 1 Berlin S.à.r.l.

SIGNED BY

Soho Works Limited

/s/ Andrew Carnie

Director

SCHEDULE

“1.2 “Repayment Date”

means the earliest of the date which falls:

(e) on the earlier of the date falling seven years after the date of this Agreement;

(f) the date of a Disposal; and

(g) such later date as the Lender may determine in its absolute discretion;”